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                                                                   Exhibit 10(N)


                      DIRECTORS DEFERRED COMPENSATION PLAN
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              ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 1, 1997



RESOLVED, that effective January 1, 1998, a fixed retainer be paid to each Director, except employees or former employees of the Company or its subsidiaries who are Directors, for services as a member of the Board of Directors, at a rate of $40,000 per year. One-half of the fixed retainer shall be deferred under the Directors' Deferred Compensation Plan (the "Plan") into a bookkeeping account ("Deferred Compensation Account") denominated in phantom shares ("Phantom Shares") with each Phantom Share equal to the fair market value of one share of Company common stock. Directors may elect to defer (the "Deferral Election") all or a portion of the remaining fixed retainer into the Deferred Compensation Account in Phantom Shares. The Deferral Election shall remain in effect for the calendar year for which made and shall continue in effect for each succeeding calendar year unless revoked or modified prior to the commencement of such succeeding year.

         Dividend equivalents will be accrued on all Phantom Shares under this Plan. Upon the payment date of each dividend declared on the Company's common stock, that number of additional Phantom Shares will be credited to each Director's account which is equivalent in value to the aggregate amount of dividends which would be paid if the number of Phantom Shares credited to each Director's account were actual shares of the Company's common stock.

         Upon termination of service as a Director for any reason, accrual shares of the Company's common stock equal in number to the number of Phantom Shares credited to the Director's account, less any applicable withholding, shall be promptly paid to the Director or his or her designated beneficiary (or estate if no beneficiary designated).

         For all purposes of this Plan, the fair market value for the Company's common stock and Phantom Shares shall be the mean of the high and low prices of the Company's common stock on the relevant date as reported on the New York Stock Exchange - Composite Transactions Listing (or similar report) or if no sale was made on such date, then on the next preceding day on which such sale was made.

         No award of Phantom Shares shall be assignable or transferable by the Directors, except by will or by the laws of descent and distribution.




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         The number of Phantom Shares credited to a Director's account shall be adjusted to reflect any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the structure of the Company or the nature of the Company's common stock (the "event") in the same manner as the event affects the Company's common stock.

         The Board of Directors may alter or amend this Plan, in whole or in part, from time to time, or terminate the Plan at any time, provided, however, no such action shall adversely affect any rights or obligations with respect to awards of Phantom Shares previously made under the Plan, without consent of the individual Director.

         RESOLVED FURTHER, that the officers of the Company be and they severally are authorized to do and perform each and every act and thing and to execute and deliver any and all documents as, on the advice of legal counsel of the Company, such officers may deem necessary or advisable to implement the intent and purpose of the preceding resolutions, such officer's execution thereof to be conclusive evidence of the exercise of the discretionary authority herein conferred.

         RESOLVED FURTHER, that a fee of $1,000 be paid to each Director, except employees or former employees of the Company or its subsidiaries who are Directors, for attendance at each duly called meeting of the Board and for attendance at each duly called meeting of any Committee of the Board of which he or she is a member (other than as Chairman), or which he or she is requested by the Chairman of such Committee to attend, together with an allowance for any proper expenses incurred in attending such meeting; and

         RESOLVED FURTHER, that a fee of $1,500 be paid to each Director, except employees or former employees of the Company or its subsidiaries who are Directors, for attendance at each duly called meeting of any Committee of the Board of which he or she is Chairman, together with an allowance for any proper expenses incurred in attending such meeting; and

         RESOLVED FURTHER, that the officers of the Company be and hereby severally are authorized to make payments to each such Director in accordance with the provisions of the preceding resolutions.